Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

FIRST quarter 2026 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – May 7, 2026 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its financial results for the three months ended March 31, 2026.

First Quarter 2026 Summary

Total Operating Revenue of $93.7 million, decreased (1.6%) from Q1 2025

Total Operating Loss of ($6.9) million, versus ($2.4) million in Q1 2025

Adjusted Operating Income(1) (Loss) of ($3.2) million, versus $1.2 million in Q1 2025

Adjusted Operating Ratio(1) of 103.4% compared to 98.7% in Q1 2025

Total Units delivered of 501,850, an increase of 1.5% from Q1 2025

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “As previously communicated in early March, the year began with challenges from lower-than-expected volumes and weather disruptions, and more recent fuel cost headwinds further impacted the quarter. Encouragingly, underlying demand trends improved exiting the quarter, and with more consistent seasonal volumes and improved fuel cost recovery, we believe we are positioned for improved performance as the second quarter progresses.”

The Company is providing the below summary unaudited financial information for the three months ended March 31, 2026 and 2025. Please refer to footnote 1 in the table for a description of periods included for more recently acquired entities.

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Financial Information” on the following pages for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Summary Unaudited Financial Information (1)

($000s)	Three months ended
	3/31/2026	3/31/2025
Total Operating Revenue	$93,689	$95,206

Total Operating (Loss) Income	(6,935)	(2,363)

Addback:
Amortization of Intangibles	2,415	2,416
Stock Compensation Expense	1,352	1,183
Adjusted Operating (Loss) Income (2)	(3,168)	1,236

Adjusted Operating Ratio (2)	103.4%	98.7%

(Loss) Income before income taxes	(8,297)	(3,894)

Addback:
Depreciation & Amortization	10,022	8,904
Stock Compensation Expense	1,352	1,183
Interest Expense	1,397	1,571
Adjusted EBITDA (3)	4,474	7,764

Adjusted EBITDA Margin (3)	4.8%	8.2%

(1)	The amounts shown reflect the unaudited summary financial results for the full three-month periods presented. Amounts related to Brothers Auto Transport, LLC (“Brothers”) are included only since the April 1, 2025, date of acquisition.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related to stock-based compensation expense, amortization of intangibles, and other non-recurring items that management does not consider indicative of ongoing operating performance. These measures provide management with insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to Total Operating (Loss) Income, the most comparable GAAP measure, and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA. The table above provides a reconciliation of Adjusted EBITDA to (Loss) Income before income taxes, the most comparable GAAP measure, and Adjusted EBITDA Margin flows from that.

Revenue and Profitability (1)

	Three months ended
Select Operating Metrics	3/31/2026	3/31/2025	% Chg
Unit Volume - Company Deliveries	187,117	163,754	14.3%
Revenue / Unit - Company Deliveries	182.11	185.38	(1.8)%

Unit Volume - Subhaulers	314,733	330,755	(4.8)%
Revenue / Unit - Subhaulers	165.61	173.14	(4.3)%

Percent Revenue, Company Deliveries	40%	35%
Percent Revenue, Subhaulers	60%	65%

(1)	Amounts related to Brothers are included only since the April 1, 2025, date of acquisition.

First quarter revenue decreased ($1.5) million, or (1.6%), compared to the same quarter of 2025, while total unit deliveries were up 1.5% versus the same period of 2025, as volume growth from Brothers was offset by lower revenue per unit driven by portfolio mix. Absent the impact of the Brothers acquisition, volume was down (4.0%) in the quarter versus last year, demonstrating a weaker underlying automotive market. Company unit deliveries increased 14.3% year-over-year for the quarter while Subhauler deliveries declined (4.8%) versus the same period, reflecting prioritization of Company-owned truck asset utilization for units delivered, particularly in a slower seasonal period.

The first two months of the quarter were affected by extended automotive plant shutdowns, weak industry seasonally adjusted annual rate (SAAR), which was down year-over-year, severe winter weather, and a slower than anticipated recovery in rail and ocean transportation tenders. These factors constrained core volumes and resulted in revenue levels below fixed-cost coverage. While revenue and volume trends improved in March, meaningfully higher diesel fuel prices and the timing lag to associated higher fuel-surcharge recoveries created an unplanned cost and margin headwind in March. Recent trends indicate more stable volumes and improved fuel cost recovery as the second quarter progresses.

Balance Sheet

The Company ended the first quarter with $9.8 million of cash and $69.1 million of debt. The resulting net debt of approximately $59.3 million as of March 31, 2026, equates to a net leverage ratio of 1.6x when compared to Adjusted EBITDA of $36.3 million for the trailing twelve months. Total debt was reduced by approximately $5.3 million during the quarter; however, cash balances declined as elevated fuel costs and rising purchased transportation near quarter end drew down cash in advance of the receipt of higher fuel surcharge reimbursements and customer payments.

On March 2, 2026, the Company announced that its Board of Directors authorized a share repurchase program under which the Company may repurchase up to $15 million of its common stock. The repurchase program authorizes the Company to purchase its common stock from time to time in the open market, in block transactions, in privately negotiated transactions, through accelerated stock repurchase programs, through option or other forward transactions or otherwise, all in compliance with applicable laws, rules, regulations and other restrictions. As of the end of the first quarter, we have repurchased 82,877 shares of common stock at an average price of $6.25.

Conference Call

The Company will host an investor conference call at 5:00 p.m. EDT to discuss the results. Those interested in participating via teleconference may dial (800) 715-9871 toll-free. Participants should dial in 10 minutes prior to the call and use 8765468 as the conference ID. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/jcdm5ym8.

About Proficient Auto Logistics

We are a leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of seven industry-leading operating companies since our initial public offering in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, and regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2026 (the “Annual Report”), and elsewhere in the Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: our expectations regarding our future performance, results of operations, and our ability to improve our leverage position and balance sheet; the economic conditions in the global markets in which we operate; expectations and impact related to fuel price volatility; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of our acquisitions; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that certain non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, and Adjusted Operating Ratio, provide useful information in measuring operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-cash and non-recurring items.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Income, and Adjusted Operating Ratio do not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) for the period adjusted for interest expense, income tax expense (benefit) and depreciation expense and intangible amortization expense.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense, stock compensation expense and any non-recurring items that management does not consider indicative of ongoing operating performance, including restructuring charges of $1.2 million recorded during the third quarter of 2025 and non-cash goodwill impairment of $27.8 million recorded during the fourth quarter of 2025.

Adjusted EBITDA Margin is calculated as Adjusted EBITDA as a percentage of operating revenue.

Operating income is calculated as total operating revenue less total operating expenses.

Adjusted operating income is calculated as total operating revenue less total operating expenses adjusted to exclude amortization of intangibles, stock compensation expense, and non-recurring items that management does not consider indicative of ongoing operating performance, including restructuring charges of $1.2 million recorded during the third quarter of 2025 and non-cash goodwill impairment of $27.8 million recorded during the fourth quarter of 2025.

Operating ratio is calculated as total operating expenses as a percentage of operating revenue.

Adjusted operating ratio is calculated as total operating expenses adjusted to exclude amortization of intangibles, stock compensation expense, and any non-recurring items that management does not consider indicative of ongoing operating performance, as a percentage of operating revenue. Adjusted items including restructuring charges of $1.2 million recorded during the third quarter of 2025.

Summary Unaudited Financial Information (1)

Trailing Twelve months ending-	3/31/2026
($000s)
Net (Loss) Income before income taxes	$(45,302)

Addback:
Depreciation & Amortization	40,423
Stock Compensation Expense	5,697
Interest Expense	6,416
Goodwill Impairment	27,787
Restructuring Charge	1,243
Adjusted EBITDA	$36,264

(1)	The amounts shown above reflect the unaudited summary financial results for the full twelve-month period presented. Amounts related to Brothers are included only since the April 1, 2025, date of acquisition.

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$9,755,547	$14,285,745
Accounts receivable, less allowance for credit losses (2026 - $1,079,746; 2025 - $826,740)	49,011,373	42,188,909
Net investment in leases, current portion	101,362	126,730
Maintenance supplies	1,833,880	1,714,238
Assets held for sale	10,000	28,500
Income tax receivable	1,266,663	1,791,544
Prepaid expenses and other current assets	7,629,465	11,261,497
Total current assets	69,608,290	71,397,163
Property and equipment, net of accumulated depreciation and amortization (2026 - $50,809,076; 2025 - $43,500,044)	109,007,448	115,850,061
Operating lease right-of-use assets	12,023,542	12,633,834
Net investment in leases, less current portion	5,592	21,781
Deposits	6,154,989	6,124,946
Goodwill	148,643,673	148,476,407
Intangible assets, net (2026 - $17,835,862; 2025 - $17,615,109)	120,390,138	122,804,891
Other long-term assets	602,336	668,426
Total Assets	$466,436,008	$477,977,509

Liabilities, and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,900,722	$8,305,255
Accrued liabilities	33,495,656	33,030,001
Finance lease liabilities, current portion	—	8,758
Operating lease liabilities, current portion	2,425,617	2,249,651
Long-term debt, current portion	19,692,275	20,303,077
Total current liabilities	65,514,270	63,896,742

Long-term liabilities:
Operating lease liabilities, less current portion	10,041,385	10,689,839
Long-term debt, less current portion	49,384,284	54,026,968
Deferred tax liability, net	32,688,452	34,900,440
Other long-term liabilities	3,073,049	3,073,049
Total Liabilities	160,701,440	166,587,038

Stockholders’ Equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,852,951 and 27,834,799 shares issued and 27,770,074 and 27,834,799 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	278,529	278,347
Additional paid in capital	357,531,687	356,179,787
Accumulated deficit	(51,557,764)	(45,067,663)
Treasury stock at cost 82,877 and 0 shares, as of March 31, 2026 and December 31, 2025, respectively	(517,884)	—
Total Stockholders’ Equity	305,734,568	311,390,471
Total Liabilities and Stockholders’ Equity	$466,436,008	$477,977,509

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended March 31, 2026	Three months ended March 31, 2025
Operating Revenue
Revenue, before fuel surcharge	$86,196,954	$87,615,128
Fuel surcharge and other reimbursements	5,664,451	5,427,840
Other Revenue	1,104,200	1,305,745
Lease Revenue	724,064	857,308
Total Operating Revenue	93,689,669	95,206,021

Operating Expenses
Salaries, wages and benefits	20,892,844	19,288,103
Stock-based compensation	1,352,082	1,183,009
Fuel and fuel taxes	6,875,998	6,065,255
Purchased transportation	44,614,009	47,208,843
Truck expenses	7,230,793	5,849,846
Depreciation	7,607,007	6,488,579
Intangible amortization	2,414,753	2,415,830
(Gain) Loss on sale of equipment	(10,263)	8,781
Insurance premiums and claims	5,287,345	4,958,679
General, selling, and other operating expenses	4,359,655	4,101,602
Total Operating Expenses	100,624,223	97,568,527
Operating Loss	(6,934,554)	(2,362,506)
Other income and expense
Interest expense	(1,397,021)	(1,570,920)
Acquisition Costs	—	(37,102)
Other income, net	33,827	76,222
Total other expense, net	(1,363,194)	(1,531,800)
Loss before income taxes	(8,297,748)	(3,894,306)
Income tax benefit	(1,807,647)	(702,621)
Net Loss	$(6,490,101)	$(3,191,685)

Loss Per Share
Basic & Diluted	$(0.23)	$(0.12)

Weighted Average Shares
Basic & Diluted	27,826,452	27,069,114